U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 10, 2000
                                                            ------------

                       COMPUTER OUTSOURCING SERVICES, INC.
                (Exact name of issuer as specified in its charter)


                Delaware                  0-20824          13-3252333
      -------------------------------   ------------   -------------------
      (State or other jurisdiction of    Commission      (IRS Employer
       incorporation or organization)   file Number:   Identification No.)

               2 Christie Heights Street Leonia, New Jersey 07605
                     (Address of principal executive offices)

                                 (201) 840-4700
                           (Issuer's telephone number)

                                       N/A
                   --------------------------------------------
                    (Former name or former address, if changed
                                since last report.)

ITEM 5.  Other Events


          On May 10, 2000, for an aggregate consideration of $60 million the Registrant issued 157,377 shares of 8% Series A Cumulative Convertible Participating Preferred Stock to affiliates of DB Capital Partners and Sandler Capital Management and warrants to purchase 2,531,926 shares of the Registrant's common stock. The Preferred Stock may be converted into 1,573,770 shares of the Registrant's common stock. In a Form 8-K filed on April 21, 2000, the Registrant reported the signing of an agreement with respect to the foregoing. In connection with this transaction, the Registrant issued the press release attached hereto as Exhibit A.

        The Company will use the proceeds from this transaction to pursue its business plan of developing and operating Internet Data Centers and to repay the indebtedness of approximately $3,036,000 under a credit facility provided by Kennedy-Wilson, Inc.; Cahill, Warnock Strategic Partners Fund, LP; and Strategic Associates, L.P.

                                   Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Computer Outsourcing Services, Inc.


Date:  May 24, 2000                                  /s/
     ---------------                         ---------------------
                                             Nicholas J. Letizia
                                             Secretary & CFO

                                                                       Exhibit A
                   $60 Million Investment in COSI Completed by
               Deutsche Bank Capital Partners and Sandler Capital

Leonia, New Jersey, May 11, 2000 -- Computer Outsourcing Services, Inc. (Nasdaq:COSI) announced today the closing of a $60 million investment in the Company by affiliates of DB Capital Partners and Sandler Capital Management. DB Capital Partners is a merchant banking arm of Deutsche Bank, one of the world's largest financial institutions. Sandler Capital is a leading communications-focused investment management firm. The proceeds from the transaction will be used to implement the Company's growth plan to develop 20 Internet Data Centers (IDC) by the end of 2001. Shareholders voted in favor of the transaction at the Company's Annual Meeting earlier this week.

Commenting on the closing, COSI Chairman and CEO Zach Lonstein said: "We now have the capital and world-class partners to continue building our network of Infocrossing Internet Data Centers in strategic US and overseas markets. Our flagship IDC in Leonia, NJ, is demonstrating Infocrossing's compelling, high-end colocation option for enterprise customers, Internet and Application Service Providers and dot-coms. Infocrossing's enhanced services are backed by our longstanding track record for managing mission-critical outsourcing facilities."

DB Capital Partners, a multi-billion dollar merchant banking arm of Deutsche Bank, is focusing on telecommunications and technology investments. Sandler Capital manages over $2.5 billion, specializing in Internet telecommunications and technology investments worldwide.

About COSI/Infocrossing (www.infocrossing.com)
COSI (Nasdaq:COSI), soon to change its name to Infocrossing, Inc., has a proven record of accomplishment of managing mission critical data center services for Global 2000 clients. The Company is a full service provider of Internet Data Centers, colocation and professional services to meet the growing requirements of Internet Service Providers, growing dot-com companies and others that outsource their e-business and Internet sites. Infocrossing is planning to build 20 state-of-the-art, network-neutral Internet Data Centers in the next two years in prime US markets and abroad. Infocrossing IDCs provide the highest degree of availability, accessibility, reliability and security.


This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.



For further information contact:
Zach Lonstein, CEO                           Vicki Weiner
Nicholas Letizia, CFO                        Sylvia Dresner
COSI                                         VMW Corporate & Investor Relations
(201) 840-4726                               (212) 616-6161
                                             info@vmwcom.com